UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: November 24, 2015

TOGA CAPITAL LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-55102	27-3388068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 30-01, Level 30, Menara Standard Chartered, No 30, Jalan Sultan Ismail, 50250, Kuala Lumpur, Malaysia
(Address of principal executive offices)

852-59331214 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On November 18, 2015, New Dimension Holdings, Inc. (the “Registrant”), a Nevada corporation entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company merged with its wholly owned subsidiary, Toga Capital Limited, a Nevada corporation with no material operations ("Merger Sub" and such merger transaction, the "Merger"). Upon the consummation of the Merger, the separate existence of Merger Sub ceased and shareholders of the Company became shareholders of the surviving company named Toga Capital Limited.

As permitted by the Nevada Revised Statute, the sole purpose of the Merger was to effect a change of the Company's name from New Dimension Holdings, Inc. to Toga Capital Limited. Upon the filing of the Certificate of Merger (the "Certificate of Merger") with the Secretary of State of Nevada on November 24, 2015 to effect the Merger, the Company's Articles of Incorporation were deemed amended to reflect the change in the Company's corporate name.

A copy of the Certificate of Merger as filed with the Secretary of State of Nevada on November 24, 2015, is attached as Exhibit 2.2. A copy of the Merger Agreement dated November 24, 2015, is attached as Exhibit 2.3.

The Board of Directors has no intention to change the trading symbol and the Company's common stock will remain listed for quotation on OTC Markets under the current symbol “PAIR”. The name change was made to make our name more consistent with our business operations and plans.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

See Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibits filed as part of this Current Report are as follows:

Exhibit No.	Description of Document
2.2	Certificate of Merger as filed with the Nevada Secretary of State on November 24, 2015
2.3	Agreement and Plan of Merger, dated November 24, 2015, by and between New Dimension Holdings, Inc. and Toga Capital Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOGA CAPITAL LIMITED

Date: November 27, 2015

/s/ Eddy Kok Seng Yeap

By:  Eddy Kok Seng Yeap
Its:   Chief Executive Officer